UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

PDL Community Bancorp

(Exact name of Registrant as Specified in Its Charter)

Federal	001-38224	82-2857928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	PDLB	NASDAQ

Item 5.07 Submission of Matters to a Vote of Security Holders

PDL Community Bancorp (NASDAQ:PDLB), the holding company for Ponce Bank held its annual shareholder meeting on May 1, 2019. The business conducted at the annual meeting consisted of the election of three directors and the ratification of the appointment of Mazars USA LLP as independent registered public accounting firm for the year ending December 31, 2019.

Director Carlos P. Naudon received 14,061,769 “for” votes and 301,326 “withhold” votes.

Director Julio Gurman received 13,925,927 “for” votes and 437,168 “withhold” votes.

Director Maria Alvarez received 14,251,603 “for” votes and 111,492 “withhold” votes.

Mazars USA LLP received 16,984,752 “for” votes, 160,259 “against” votes, and 743 abstentions.

With respect to the election of Director Carlos P. Naudon, Director Julio Gurman and Director Maria Alvarez, there were 2,690,194 broker non-votes, respectively.

With respect to the ratification of Mazars USA LLP, there were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PDL Community Bancorp

Date: May 10, 2019	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President Chief Executive Officer